Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1-800-FLOWERS.COM, Inc.

Jericho, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 15, 2023, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, of 1-800-FLOWERS.COM, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 2, 2023.

/s/ BDO USA, P.C.

BDO USA, P.C.

Melville, New York

December 14, 2023